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                                                                EXHIBIT 99.16(b)

             TEXAS MUNICIPAL BOND FUND CLASS B (8/30/90-10/31/91)
                       AVERAGE ANNUAL AND TOTAL RETURNS
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
                                                                               Since           Since
                                                                              Inception      Inception
                                                                             Avg. Annual       Total
                                                                               Return         Return*
                                                                             -----------     ---------
Initial Investment............................................................$  1,000       $  1,000
Divided by Net Asset Value....................................................   10.00          10.00
                                                                              --------       --------
Equals Shares Purchased.......................................................  100.00         100.00

Plus Shares Acquired through Dividend Reinvestment............................    0.85           0.86
                                                                              --------       --------
Equals Shares Held at 10/31/91................................................  100.85         100.86
Multiplied by Net Asset Value at 10/31/91.....................................   10.13          10.13
                                                                              --------       --------
Equals Ending Value before deduction for contingent deferred sales charge.....1,021.56       1,021.70
Less deferred sales charge.................................................... (39.86)              0
                                                                              --------       --------
Equals Ending Redeemable Value of a $1,000 Investment (ERV)...................  981.70       1,021.70
                                                                              --------       --------
Divided by $1,000 (P).........................................................  0.9817         1.0217
Subtract 1....................................................................  0.0183         0.0217
Expressed as a percentage equals the Aggregate Total Return for the Period (T)  - 1.83%
                                                                              ========
Expressed as a percentage equals the Aggregate Total Return for the Period....                   2.17%
                                                                                             ========
ERV divided by P..............................................................  0.9817
Raise to the power of.........................................................  5.8800
Equals........................................................................  0.8971
Subtract 1....................................................................  0.1029
Expressed as a percentage equals the Average Annualized Total Return.......... - 10.29%
                                                                              ========
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* Does not include sales charge for the period.
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                     30 DAYS STANDARDIZED YIELD FOR PERIOD
                            ENDING OCTOBER 31,1991

                      TEXAS MUNICIPAL BOND FUND - CLASS B
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
Long term income generally based on yield to maturity times
  market value of each security.................................  $    113,492
Plus short term income accrued for the past thirty days.........        36,956
                                                                  ------------
Equals Total Income.............................................       150,448
Less expenses for the past thirty days..........................       (14,032)
                                                                  ------------
Equals net monthly income for yield calculation.................       136,415
                                                                  ------------
Average shares outstanding for 30 days..........................     2,647,308
Times the Net Asset Value.......................................         10.11
                                                                  ------------
Equals total dollars............................................  $ 26,764,279
                                                                  ============
Net monthly income divided by total dollars equals..............    .005096916
Add 1...........................................................   1.005096916
Raise to the power of 6.........................................   1.030973832
Subtract 1......................................................   0.030973832
Times 2.........................................................   0.061947664
Expressed as a percentage equals the standardized yield for the
 30 day period..................................................          6.19%
                                                                          ====
Tax Rate........................................................            28%
x = 1 minus Tax Rate............................................            72%

Standard Yield divided by x equals Tax Equivalent Yield for
 30 day period..................................................          8.60%
                                                                  ============
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